Exhibit (m)(1):  Calculations of Illustrations for VUL III

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $300,000 or 222% x $17,624.32
                      = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4  $14,271.66
+ Annual Premium*                  $ 4,500.00
- Premium Expense Charge**         $   225.00
- Monthly Deduction***             $   574.05
- Mortality & Expense Charge****   $   164.11
+ Hypothetical Rate of Return***** $  (184.17)
                                   ----------
=                                  $   17,624   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month  COI
----- ------
1     $42.77
2     $42.78
3     $42.80
4     $42.81
5     $42.82
6     $42.83
7     $42.84
8     $42.86
9     $42.87
10    $42.88
11    $42.89

Month  COI
----- ------
12    $42.90

Total $514.05

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts.The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month Interest
----- ---------
1     $ (15.71)
2     $ (15.64)
3     $ (15.58)
4     $ (15.51)
5     $ (15.45)
6     $ (15.38)
7     $ (15.31)
8     $ (15.25)
9     $ (15.18)
10    $ (15.12)
11    $ (15.05)
12    $ (14.99)

Total $(184.17)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $ 17,624.32
- Year 5 Surrender Charge     $  3,126.00
                              ----------
=                             $    14,498   (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit  =  Greater of Specified Amount or Percentage of Cash Value
                      =  $300,000 or 222% x $21,190.38
                      =  $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4  $16,641.14
+ Annual Premium*                  $ 4,500.00
- Premium Expense Charge**         $   225.00
- Monthly Deduction***             $   568.71
- Mortality & Expense Charge****   $   185.49
+ Hypothetical Rate of Return***** $ 1,028.44
                                   ----------
=                                  $   21,190 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month  COI
----- ------
1     $ 42.41
2     $ 42.41
3     $ 42.40
4     $ 42.40
5     $ 42.40
6     $ 42.39
7     $ 42.39
8     $ 42.39
9     $ 42.38
10    $ 42.38
11    $ 42.38
12    $ 42.37

Total $508.71

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month Interest
----- ---------
1     $   85.19

Month Interest
----- ---------
2     $   85.29
3     $   85.38
4     $   85.47
5     $   85.56
6     $   85.65
7     $   85.75
8     $   85.84
9     $   85.93
10    $   86.03
11    $   86.12
12    $   86.22
Total $1,028.44

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $21,190.38
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   18,064 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $300,000 or 222% x $25,374.19
                      = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $19,312.15
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   562.58
- Mortality & Expense Charge****     $   209.58
+ Hypothetical Rate of Return*****   $ 2,559.20
                                     ----------
=                                    $   25,374 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
1        $ 42.00
2        $ 41.98
3        $ 41.96
4        $ 41.94
5        $ 41.92
6        $ 41.89
7        $ 41.87
8        $ 41.85
9        $ 41.83
10       $ 41.80
11       $ 41.78
12       $ 41.76

Total    $502.58

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month Interest
----- ---------
1     $  206.22
2     $  207.46
3     $  208.72
4     $  209.99
5     $  211.27
6     $  212.56
7     $  213.85
8     $  215.16
9     $  216.48
10    $  217.82
11    $  219.16
12    $  220.51
Total $2,559.20

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $25,374.19
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   22,248 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $300,000 or 222% x $15,963.40
                       = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $12,995.93
+ Annual Premium*                   $ 4,500.00
- Premium Expense Charge**          $   225.00
- Monthly Deduction***              $   987.90
- Mortality & Expense Charge****    $   150.61
+ Hypothetical Rate of Return*****  $  (169.02)
                                    -----------
=                                   $   15,963  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month  COI
----- ------
1     $74.67
2     $74.69
3     $74.72

Month   COI
----- -------
4     $ 74.75
5     $ 74.78
6     $ 74.81
7     $ 74.84
8     $ 74.87
9     $ 74.90
10    $ 74.93
11    $ 74.95
12    $ 74.98

Total $897.90

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month Interest
----- ---------
1     $ (14.60)
2     $ (14.50)
3     $ (14.41)
4     $ (14.32)
5     $ (14.22)
6     $ (14.13)
7     $ (14.04)
8     $ (13.95)
9     $ (13.85)
10    $ (13.76)
11    $ (13.67)
12    $ (13.58)

Total $(169.02)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $15,963.40
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   12,837 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $3000,000, Premium: $4,500.

Year 5 Death Benefit     = Greater of Specified Amount or Percentage of Cash
Value
                         = $300,000 or 222% x $19,285.64
                         = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $15,214.31
+ Annual Premium*                   $ 4,500.00
- Premium Expense Charge**          $   225.00
- Monthly Deduction***              $   979.23
- Mortality & Expense Charge****    $   170.66
+ Hypothetical Rate of Return*****  $   946.21
                                    ----------
=                                   $   19,286 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month   COI
----- -------
1     $ 74.08
2     $ 74.08
3     $ 74.09
4     $ 74.09
5     $ 74.10
6     $ 74.10
7     $ 74.10
8     $ 74.11
9     $ 74.11
10    $ 74.12
11    $ 74.12
12    $ 74.13

Total $889.23

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month Interest
----- ---------
1     $   79.23
2     $   79.16
3     $   79.09
4     $   79.02
5     $   78.96
6     $   78.89
7     $   78.82
8     $   78.75
9     $   78.68
10    $   78.61
11    $   78.54
12    $   78.47

Total $  946.21

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $19,285.64
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   16,160 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $300,000 or 222% x $23,192.45
                       = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4   $17,719.67
+ Annual Premium*                   $ 4,500.00
- Premium Expense Charge**          $   225.00
- Monthly Deduction***              $   969.25
- Mortality & Expense Charge****    $   193.29
+ Hypothetical Rate of Return*****  $ 2,360.33
                                    ----------
=                                   $   23,192 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month   COI
----- -------
1     $ 73.41
2     $ 73.39
3     $ 73.36
4     $ 73.34
5     $ 73.31
6     $ 73.29
7     $ 73.26
8     $ 73.23
9     $ 73.21
10    $ 73.18
11    $ 73.15
12    $ 73.12

Total $879.25

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month Interest
----- ---------
1     $  191.97
2     $  192.81
3     $  193.65
4     $  194.50

Month Interest
----- ---------
5     $  195.35
6     $  196.22
7     $  197.09
8     $  197.97
9     $  198.85
10    $  199.74
11    $  200.64
12    $  201.55

Total $2,360.33

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value           $23,192.45
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   20,066 (rounded to the nearest dollar)